OLIN CORPORATION
2026 LONG TERM INCENTIVE PLAN

Section 1.    Purpose.

The general purposes of the Olin Corporation 2026 Long Term Incentive Plan (the “Plan”) are to attract and retain persons eligible to participate in the Plan, motivate Participants with appropriate incentives to achieve long-range goals, provide incentive compensation opportunities that are competitive with those of other similar companies, and further align Participants’ interests with those of other shareholders of Olin Corporation through compensation that is based on Olin’s Shares; and thereby promote the long-term financial interest of Olin and its Affiliates, including growth in the value of Olin’s equity and enhancement of long-term shareholder return.

This Plan supersedes the Olin Corporation 2021 Long Term Incentive Plan (“2021 Plan”), the Olin Corporation 2018 Long Term Incentive Plan (“2018 Plan”), the Olin Corporation 2016 Long Term Incentive Plan (“2016 Plan”), the Olin Corporation 2014 Long Term Incentive Plan (“2014 Plan”), the Olin Corporation 2009 Long Term Incentive Plan (“2009 Plan”), the Olin Corporation 2003 Long Term Incentive Plan (“2003 Plan”), and the 1997 Stock Plan for Non-Employee Directors (“1997 Plan”) (and collectively the 2021 Plan, 2018 Plan, 2016 Plan, 2014 Plan, 2009 Plan, 2003 Plan, and 1997 Plan, the “Prior Plans”) as of the Effective Date. On and after the Effective Date, no new awards shall be granted under the Prior Plans, although outstanding awards previously granted under the Prior Plans prior to the Effective Date shall continue to be governed by the terms of the applicable Prior Plan.

Section 2.    Definitions.

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

(a)“Affiliate” means any corporation, partnership, joint venture or other entity during any period in which Olin owns, directly or indirectly, at least 50% of the total voting or profits interest.

(b)“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Other Stock-Based Award, or Cash Bonus Award granted under the Plan.

(c)“Award Agreement” means any written or electronic agreement or other instrument or document evidencing an Award granted under the Plan, regardless of whether a Participant signature is required.

(d)“Board” means the Board of Directors of Olin.

(e)“Calendar Year” means January 1 through December 31 of any given year.

(f)“Cash Bonus Award” means an award of a cash bonus granted under Section 6(e) of the Plan.

(g)“Cause” shall have the meaning set forth in the applicable Award Agreement or any employment, consulting or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination; provided that, if no such agreement exists or no definition is included therein, Cause shall mean: (i) Participant’s material breach of a written agreement with the Company; (ii) Participant’s intentional misconduct or gross negligence related to the Company or its business; (iii) Participant causing the Company to materially violate applicable laws; (iv) a governmental agency or regulator prohibiting Participant, on a temporary or permanent basis, from participating in any of the Company’s affairs; (v) Participant’s conduct outside of work that causes harm or is likely to cause harm to the Company or its reputation; or (vi) Participant’s indictment, conviction, guilty plea, or no contest plea for any felony or any crime deemed serious by the Company.

(h)“Change in Control” means any of the following, provided that the following constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the Company’s assets” within the meaning of Code Section 409A:

(i)The acquisition by one Person, or more than one Person acting as a group, of ownership of stock (including Shares) of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. Notwithstanding the above, if any person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not constitute a Change in Control; or

(ii)A majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election; or

(iii)The sale, transfer or other disposition of all or substantially all of the business or assets of the Company.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any applicable rules, regulations and/or other guidance thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(j)“Committee” means a committee of the Board designated by the Board to administer the Plan, each member of which is (i) “independent” under the New York Stock Exchange listing criteria, and (ii) a “non-employee director” for the purpose of Rule 16b-3, and, to the extent the Committee delegates authority to one or more individuals in accordance with the Plan, such individual(s). In the event no Committee has been designated by the Board, Committee shall mean the Compensation Committee.

(k)“Effective Date” means the date this 2026 Long Term Incentive Plan is approved by Olin’s shareholders.

(l)“Employee” means any employee of Olin or of an Affiliate designated as such on the applicable payroll records, regardless of whether an individual is subsequently retroactively reclassified as a common law employee of Olin or an Affiliate during the applicable period.

(m)“Exchange Act” means the Securities Exchange Act of 1934.

(n)“Fair Market Value” means, (i) with respect to Shares, a price that is based on the opening, closing, actual, high, low, average or mean selling prices of such Shares on the New York Stock Exchange as of the relevant date, or the last preceding trading date or the next succeeding trading date, if such Shares were not traded on such date, or an average of trading days, as determined by the Committee in its discretion; however, unless the Committee determines otherwise, Fair Market Value with respect to Shares shall mean the average of the high and low sales price per Share as reported on the New York Stock Exchange as of the relevant date, or the last preceding trading date, if such Shares were not traded on such date, rounded to two decimal places and, (ii) with respect to any other property (including, without limitation, securities other than Shares), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(o)“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationship, or any person sharing the Participant’s household, other than a tenant or employee.

(p)“Good Reason Event” shall have the meaning set forth in the applicable Award Agreement or any employment, consulting or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination; provided that, if no such agreement exists or no definition is included therein, Good Reason Event shall mean the occurrence, without a Participant’s prior express written consent, of any of the following circumstances (i) a material diminution in the Participant's base compensation or total incentive compensation opportunity, (ii) a material diminution in the Participant's authority, duties, or responsibilities, (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the board of directors of a corporation (or similar governing body with respect to an entity other than a corporation), (iv) a material diminution in the budget over which the Participant retains authority, (v) a material change in the geographic location at which the Participant must perform the services, and (vi) any other action or inaction that constitutes a material breach by the Company or an Affiliate of the agreement under which the Participant provides services, provided the Participant provides written notice to the Company of the existence of the condition described in this Section within 30 days of the initial existence of the condition, and provided further that the Company or an Affiliate does not remedy such condition within 30 days of receipt of such notice.

(q)“Incentive Stock Option” means an option to purchase Shares granted under the Plan that is intended to meet the requirements of Section 422 of the Code.

(r)“Non-Employee Director” means a member of the Board who is not an employee of the Company or any subsidiary thereof.

(s)“Non-Qualified Stock Option” means an option to purchase Shares granted under the Plan that is not intended to be (or does not meet the requirements of) an Incentive Stock Option.

(t)“Olin” means Olin Corporation and any successor entity.

(u)“Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 6(a) of the Plan.

(v)“Other Stock-Based Awards” means other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares).

(w)“Participant” means an Employee, Non-Employee Director, or other eligible service provider granted an Award under the Plan.

(x)“Performance Share” means any grant of a right to receive Shares which is contingent on the achievement of performance or other objectives during a specified period.

(y)“Person” has the meaning of such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(z)“Plan” means this Olin Corporation 2026 Long Term Incentive Plan.

(aa)“Qualifying Termination” means:

(i)Participant is discharged by Olin, upon or within two years following a Change in Control, other than for Cause and other than due to Participant’s death or Total and Permanent Disability (as defined under the terms of Olin’s long-term disability plan); or

(ii)A Good Reason Event occurs upon or within two years following a Change in Control and Participant terminates employment as a result of such Good Reason Event during the 90 day period that follows such Good Reason Event.

(bb)“Released Securities” means securities that were Restricted Securities with respect to which all applicable restrictions imposed under the terms of the relevant Award have expired, lapsed or been waived or satisfied.

(cc)“Restricted Securities” means Awards of Restricted Stock or other Awards under which outstanding Shares are held subject to certain restrictions.

(dd)“Restricted Stock” means any grant of Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals related to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(ee)“Restricted Stock Unit” means the grant of a contractual right to receive a stated number of Shares in the future, or, if provided by the Committee on the Grant Date, cash equal to the Fair Market Value of such Shares, under the Plan at the end of a specified period of time or upon the occurrence of a specified event.

(ff)“Retirement” means a resignation of employment following attainment of age 55 and having completed at least five (5) full years of service with Olin or any Affiliate.

(gg)“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

(hh)“Shares” means the common stock of Olin and such other securities or property as may become the subject of Awards.

(ii)“Stock Appreciation Right” or “SAR” means any such right granted under Section 6(b) of the Plan.

Section 3.    Administration.

(a)Powers of Committee. The Plan shall be administered by the Committee which shall have full and exclusive discretionary power to interpret the terms and conditions of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering this Plan as the Committee may deem necessary or proper. Without limiting such authority, the Committee may: (i) designate Participants; (ii) determine the Awards to be granted to Participants; (iii) determine the number of Shares (or securities convertible into Shares) to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, substituted, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, substituted, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and guidelines and appoint such agents as it shall deem appropriate for the administration of the Plan; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration.

(b)Committee Discretion. All designations, determinations, interpretations and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all Persons, including Olin, any Affiliate, any Participants, any holder or beneficiary of any Award, any shareholder and any Employee of Olin or of any Affiliate. The Committee’s powers include the adoption of modifications, amendments, procedures, subplans and the like as are necessary or desirable to comply with, or to take account of, provisions of the laws of other countries in which Olin or an Affiliate may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive benefits under the Plan and such laws.

(c)Board Authority. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(d)Delegation. Notwithstanding any provision of the Plan to the contrary, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to one or more officers or managers of Olin or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights or conditions with respect to, alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of Olin for purposes of Section 16 of the Exchange Act, provided that no such action shall result in repricing of Options prohibited by Section 3(e).

(e)Prohibition on Option Repricing. Except pursuant to Section 4(c), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR without shareholder approval. Any such adjustment shall be made in accordance with Treasury Regulation Section 1.409A-1(b)(5)(v).

(f)Liability. No member of the Board or the Committee shall be subject to individual liability with respect to the Plan.

Section 4.    Shares Available for Awards.

(a)Shares Available. Subject to adjustments as provided in Section 4(c) below, the aggregate number of Shares available for granting Awards under the Plan from and after the Effective Date shall be 4,500,000 Shares, each of which may be granted as Incentive Stock Options and all other types of awards under the Plan. The reserves may consist of authorized but unissued Shares or of reacquired Shares, or both. If any Shares are forfeited, cancelled, expire or otherwise terminate, or such Award is settled for cash (in whole or in part) (including with respect to any awards outstanding under a Prior Plan as of the Effective Date), the Shares subject to such Award shall, to the extent of such forfeiture, cancellation, expiration, or cash settlement, be available for future grants of Awards under the Plan. In addition, other than in the case of any Option or Stock Appreciation Right, Shares tendered by a Participant or withheld by Olin to satisfy any tax withholding obligation (including with respect to any awards outstanding under a Prior Plan as of the Effective Date) shall be available for future grants of Awards under the Plan. For the avoidance of doubt, the following Shares shall not be available for future grants of Awards under the Plan: Shares (i) tendered by a Participant or withheld by Olin to satisfy any tax withholding obligation on any Option or Stock Appreciation Right (including with respect to any awards outstanding under the Prior Plan as of the Effective Date), (ii) tendered by a Participant or withheld by Olin to satisfy any exercise price payment (including with respect to any awards outstanding under the Prior Plan as of the Effective Date), or (iii) purchased using proceeds received as payment for any exercise price. The payment of dividend equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

(b)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. Fractional Shares will be rounded down to the nearest whole Share.

(c)Adjustments. In the event of any extraordinary dividend, stock split-up, stock dividend, spin-off, issuance of targeted stock, recapitalization, warrant or rights issuance, or combination, exchange or reclassification with respect to the Shares or any other class or series of stock of Olin, or consolidation, merger or sale of all, or substantially all, of the assets of Olin, (i) the numbers, class and prices of Shares covered by outstanding Awards under the Plan, (ii) the aggregate number and class of Shares available under the Plan, and (iii) the numbers and class of Shares that may be the subject of Awards, shall be adjusted by the Committee, whose determination shall be conclusive; provided that, no such adjustment shall enhance the intrinsic value of the Award as of immediately prior to the applicable triggering event.

(d)Non-Employee Director Grants. Notwithstanding any provision in this Plan to the contrary, the maximum number of Shares subject to Awards granted during a single Calendar Year to any Non-Employee Director, taken together with any cash fees awarded during the Calendar Year to the Non-Employee Director in respect of such Non-Employee Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not have an aggregate Fair Market Value determined on the date on which the applicable Award is granted in excess of $750,000.

(e)Substitute Awards. Awards may be granted under this Plan from time to time in substitution for Awards held by employees of other corporations who are about to become Employees, or whose employer is about to become an Affiliate, as the result of a merger or consolidation of Olin or an Affiliate with another corporation, the acquisition by Olin or an Affiliate of all or substantially all the assets of another corporation or the acquisition by Olin or an Affiliate of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board or Committee, as applicable, at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted.

Section 5.    Eligibility.

Any Employee, including any officer or Employee-director, and any consultant, independent contractor, or other service provider, including any Non-Employee Director, shall be eligible to be designated a Participant, subject to any restrictions imposed by applicable law.

Section 6.    Awards.

(a)Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)Exercise Price. The per Share exercise price shall be determined by the Committee, provided that such exercise price shall not be less than the Fair Market Value of a Share on the date of the Option grant.

(ii)Option Term. The term of each Option shall be fixed by the Committee, provided that in no event shall the term of an Option be more than a period of ten years from the date of its grant.

(iii)Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which payment of the exercise price with respect thereto may be made. The full exercise price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described below, payment may be made as soon as practicable after the exercise). The exercise price shall be payable in cash or, unless the Committee prohibits it, by tendering, by either actual delivery of Shares or by attestation, Shares acceptable to the Committee, which Shares were either acquired at least six months before the exercise date or purchased on the open market, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee. The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of an Option and remit to Olin a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

(iv)Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Without limiting the preceding sentence, the aggregate Fair Market Value (determined at the time an Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any Calendar Year (under the Plan and any other plan of the Participant’s employer corporation and its parent and subsidiary corporations providing for Options) shall not exceed such dollar limitation as shall be applicable to Incentive Stock Options under Section 422 of the Code or a successor provision. Incentive Stock Options shall not be granted to Non-Employee Directors.

(b)Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants which may, but need not, relate to a specific Option granted under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, each Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, up to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the exercise price, term, methods of exercise, methods of payment or settlement, including whether such SAR shall be paid in cash or Shares, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee, provided that in no event shall the term of a Stock Appreciation Right exceed a period of ten years from the date of its grant.

(c)Restricted Stock, Restricted Stock Unit, and Performance Share Awards.

(i)Issuance. The Committee is authorized to grant Awards of Restricted Stock, Restricted Stock Units and Performance Shares to Participants. The Committee may make such Awards in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(ii)Restrictions. Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee may impose (including, without limitation, any limitation on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which may lapse separately or in combination at such time or times, as the Committee may deem appropriate.

(d)Other Awards.

(i)Issuance. The Committee is authorized to grant other Awards to Participants. The Committee may make such Other Stock-Based Awards in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(ii)Restrictions. Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee may impose (including, without limitation, any limitation on the right to vote or the right to receive any dividend or other right or property), which may lapse separately or in combination at such time or times, as the Committee may deem appropriate.

(e)Cash Bonus Awards. The Committee shall have the authority to make an Award of a cash bonus to any Participant. Any such Award may be subject to a performance period, performance goals or such other terms and conditions as the Committee may designate in the applicable Award Agreement.

Section 7.    Forms of Payment Under Awards.

Subject to the terms of the Plan and of any applicable Award Agreement, including Section 6(a)(iii) above, payments to be made by Olin or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property or any combination thereof, and may be made in a single payment or transfer, in each case in accordance with rules and procedures established by the Committee and in accordance with Code Section 409A to the extent applicable.

Section 8.    Dividends and Dividend Equivalents.

An Award (other than Options or Stock Appreciation Rights) may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Shares subject to the Award which may be settled in cash or Shares as determined by the Committee; provided, however, that such dividends or dividend equivalents shall be subject to the same vesting restrictions, including any service and performance conditions as the underlying Award. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such additional conditions, restrictions and contingencies as the Committee shall establish. Notwithstanding the foregoing, a Participant who is entitled to dividends or dividend equivalents shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.

In no event shall dividends or dividend equivalents (whether paid in cash or Shares) be paid with respect to any Options or any Stock Appreciation Rights.

Section 9.    Additional Conditions to Enjoyment of Awards.

A Participant may be required to enter into a restrictive covenants agreement in a form provided by the Company or an Affiliate as a condition to receipt of an Award.

Section 10.    Forfeiture Events.

(a)Termination for Cause / Violation of Restrictive Covenants. Unless otherwise specified in the applicable Award Agreement or policies adopted by the Compensation Committee, in the event the employment of a Participant to whom an Award has been granted under the Plan shall be terminated by Olin or an Affiliate with Cause or the applicable Participant violates any restrictive covenants entered into by the Participant and the Company or an Affiliate, any outstanding Award, including both vested and unvested portions and any dividends and dividend equivalents attributable thereto, shall be immediately forfeited and deemed null and void as of the date of such termination of employment.

(b)Other Termination of Employment. Unless otherwise specified in the applicable Award Agreement or policies adopted by the Compensation Committee, in the event the employment of a Participant to whom an Award has been granted under the Plan shall be terminated by Olin or an Affiliate or by a Participant for any reason other than a termination by Olin or an Affiliate with Cause:

(i)The unvested portion of the terminated Participant’s Award(s), including any dividends and dividend equivalents attributable thereto, shall be immediately forfeited and deemed null and void as of the date of such termination of employment; and

(ii)Any vested Option held by the Participant may be exercised at any time within three months after such termination (which three-month period may be extended by the Committee), but in no event shall such three-month period or any such extension permit the exercise of an Option after the expiration date of the Option.

Awards granted under the Plan shall not be affected by any change of duties or position so long as the Participant continues to be an Employee.

(c)Other Forfeitures. For the avoidance of doubt, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, acceleration, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

Section 11.    Change in Control.

(a)General Rule. The provisions of this Section 11 shall apply in the case of a Change in Control, unless otherwise provided in the Award Agreement, the operative transaction agreements related to the Change in Control, or any separate agreement with a Participant governing an Award.

(b)Discretion to Cash Out Awards. In the event of a Change in Control, the Committee may in its discretion, cancel any outstanding vested Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such vested Awards based upon the price per Share received or to be received by other shareholders of Olin upon such Change in Control.

(c)Assumption of Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue Olin’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per Share consideration received by holders of Shares pursuant to the Change in Control.

(d)Vesting Provisions. Unless otherwise specified in the applicable Award Agreement or policies adopted by the Compensation Committee, (i) any Award or portion thereof which is not assumed, continued or substituted as provided herein by the Acquiror in connection with the Change in Control, irrespective of the vesting schedule, shall become fully vested (with any performance conditions considered achieved at target levels) and immediately exercisable and, if applicable, the restricted period shall end as of the time of consummation of the Change in Control and (ii) any Award or portion thereof which is assumed, continued or substituted as provided herein by the Acquiror in connection with the Change in Control, irrespective of the vesting schedule, shall become fully vested (with any performance conditions considered achieved at target levels) and immediately exercisable and, if applicable, the restricted period shall end as of the time of consummation of the Change in Control upon a Participant’s Qualifying Termination.

(e)Golden Parachute Payments. In the event any payment(s) or the value of any benefit(s) received or to be received by a Participant in connection with or contingent upon a Change in Control (whether received or to be received pursuant to the terms of the Plan or any Award Agreement or of any other plan, arrangement or agreement of the Company, its successors, any person whose actions result in a Change in Control, or any person affiliated with any of them (or which, as a result of the completion of the transaction(s) causing a Change in Control, will become affiliated with any of them) (collectively, the “Payments”)), are determined, under the provisions of this subsection to be subject to an excise tax imposed by Code Section 4999 (any such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), as determined in this subsection, then the Company shall reduce the aggregate amount of the Payments payable to the Participant such that no Excise Tax shall be payable by the Participant and the Payments shall not cease to be deductible by the Company by reason of Code Section 280G (or any successor provision thereto). Notwithstanding the foregoing, the Company shall not reduce the aggregate amount of the Payments payable to the Participant pursuant to the foregoing sentence if the After-Tax Amount (as defined below) of the unreduced Payments is greater than the After-Tax Amount that would have been paid had the Payments been reduced pursuant to the foregoing sentence. For purposes of this Agreement “After-Tax Amount” means the portion of a specified amount that would remain after payment of all Excise Taxes (if any), income taxes, payroll and withholding taxes, and other applicable taxes paid or payable by Participant in respect of such specified amount. Any reductions shall be made in a manner intended to comply with Section 409A of the Code.

Section 12.    Amendment and Termination.

(a)Amendments to the Plan. The Committee may amend, suspend, discontinue or terminate the Plan at any time; provided that, (i) no amendment that would require approval of Olin’s shareholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Shares may then be listed or quoted shall be made without obtaining such shareholder approval and (ii) no amendment, suspension, discontinuance or termination may apply to the terms of any outstanding Award (contingent or otherwise) granted prior to the effective date of such amendment, suspension, discontinuance or termination, in a manner which would reasonably be considered to be adverse to the Participant, without the Participant’s consent.

(b)Amendments to Awards. The Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised or unvested Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided that, no amendment, alteration, suspension, discontinuance or termination may apply to the terms of any outstanding Award (contingent or otherwise) granted prior to the effective date of such amendment, suspension or termination, in a manner which would reasonably be considered to be adverse to the Participant, without the Participant’s consent.

(c)Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting Olin, any Affiliate, or the financial statements of Olin or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

(d)Successors. All obligations of Olin under the Plan, with respect to any Awards granted hereunder, shall be binding on any successor to Olin, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of Olin.

Section 13.    General Provisions.

(a)Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award or benefit granted under any other plan or arrangement of Olin or any Affiliate, or as payment for or to assure payment of an award or benefit granted under any such other such plan or arrangement, provided that the purchase or exercise price under an Option or other Award encompassing the right to purchase Shares shall not be reduced by the cancellation of such Award and the substitution of another Award. Awards so granted may be granted either at the same time as or at a different time from the grant of such other Awards or awards or benefits.

(b)Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, Olin shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(c)No Lien or Security Interest. No Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of Olin, and any purported pledge, attachment, or encumbrance thereof other than in favor of Olin shall be void and unenforceable against Olin or any Affiliate.

(d)Limits on Transfer of Awards. No Award (other than Released Securities) or right thereunder shall be assignable or transferable by a Participant, other than: (i) by will or the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to Olin); or (ii) in the case of Awards other than Incentive Stock Options, to the extent permitted under the terms of the Award, by a gift or domestic relations order to any Family Member, to a trust in which the Participant and/or his or her Family Members hold more than 50% of the beneficial interest, to a foundation in which the Participant and/or Family Members control the management of assets, and any other entity in which the Participant and/or his or her Family Members own more than 50% of the voting interests.

(e)Beneficiary Designations. A Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries with respect to any Award to exercise the rights of the Participant, and to receive any property distributable, upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or a permitted transferee, or, if permissible under applicable law by the Participant’s guardian or legal representative.

(f)No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Employees, Participants or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument accepting the Award required by the Committee and delivered a fully executed copy thereof to Olin, and otherwise complied with the then applicable terms and conditions.

(g)No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of Olin or any Affiliate. Nothing in the Plan or any Award Agreement shall limit the right of Olin or an Affiliate at any time to dismiss a Participant from employment, free from any liability or any claim under the Plan or the Award Agreement.

(h)Rights of a Shareholder. No Award shall confer on any Participant any of the rights of a shareholder of Olin unless and until Shares are in fact issued to such Participant, without restriction, in connection with such Award.

(i)Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and, except as otherwise provided by the Committee, the delivery of any Shares or other benefits under the Plan to a Participant are conditioned on satisfaction of the applicable withholding requirements. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect to satisfy the withholding requirement, at the Committee’s discretion, in whole or in part, by having Olin withhold Shares having a Fair Market Value on the date the tax is to be determined (A) subject to the approval of the Committee, equal to the minimum statutory total tax that could be imposed on the transaction, or (B) solely to the extent authorized by the Committee in advance, at a higher rate up to the maximum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. No opinion is expressed nor warranties made as to the tax effects under federal, foreign, state or local laws or regulations of any Award granted under the Plan. Regardless of whether Awards are intended to qualify for favorable tax treatment, Olin does not warrant or represent that such treatment will be available.

(j)Whistleblower Provisions. Nothing contained herein prohibits the Participant from: (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations, or (iii) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange.

(k)Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan or any Award Agreement to the substantive law of another jurisdiction. Any legal action against the Plan, Olin, an Affiliate, or the Committee may only be brought in the Circuit Court in St. Louis County and/or the United States District Court in St. Louis, Missouri.

(l)Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any Person or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(m)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Olin or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Olin or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Olin or any Affiliate.

(n)Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(o)Award Agreement. The terms of any plan or guideline adopted by the Committee and applicable to an Award shall be deemed incorporated in and a part of the related Award Agreement. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

(p)Olin Policies. Notwithstanding any other provisions of this Plan, (i) all Awards will be subject to any Company policy that Olin or an Affiliate may adopt and/or amend from time to time regarding the hedging or pledging (or any similar transaction) of Company securities and (ii) all Awards shall be subject to such deductions and clawback as may be required to be made pursuant to any law, government regulation or stock exchange listing requirement, or any policy adopted by Olin or an Affiliate, regardless of when such policy is adopted.

(q)409A Compliance. It is intended that the Plan (and any Award) will comply with or be exempt from Code Section 409A, and the Plan (and any Award) shall be interpreted and construed on a basis consistent with such intent. The Plan (and any Award) may be amended in any respect deemed necessary (including retroactively) by the Committee in order to preserve compliance with or exemption from Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards. A Participant (or beneficiary) is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant (or beneficiary) in connection with any Award to such Participant (or beneficiary) under the Plan (including any taxes and penalties under Code Section 409A), and neither Olin nor any Affiliate shall have any obligation to indemnify or otherwise hold a Participant (or beneficiary) harmless from any or all of such taxes or penalties.

Section 14.    Effective Date and Term.

The Plan shall be effective as of the Effective Date and, if not terminated earlier pursuant to Section 12, shall remain in effect until the tenth anniversary of the Effective Date. In the event of a Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding; provided; however, that, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten years from the Effective Date.